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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549






                                    FORM 8-K
                                 CURRENT REPORT






     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - MAY 31, 2000







                              MINNESOTA POWER, INC.


                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                          Duluth, Minnesota 55802-2093
                           Telephone - (218) 722-2641

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ITEM 5.  OTHER EVENTS.

Reference is made to the Annual Report on Form 10-K for the year ended December 31, 1999 (1999 Form 10-K) of Minnesota Power, Inc. (Minnesota Power or Company) for background information on the following update. The cited reference is to the Company's 1999 Form 10-K.

Ref. Page 12. - Insert After Third Full Paragraph

On June 20, 2000 ADESA Corporation (ADESA), a wholly owned subsidiary of Minnesota Power, acquired the outstanding common shares of Auction Finance Group, Inc. (AFG) from its shareholders. AFG, which is headquartered in Miami, Florida, owns CAAG Auto Auction Holdings Ltd., a wholesale automotive remarketing company with locations throughout Canada, doing business as Canadian Auction Group (CAG). This acquisition adds 13 vehicle auction facilities and associated dealer financing business to ADESA's 4 existing Canadian locations and establishes ADESA as the premier automotive services company in Canada. For the twelve months ended May 31, 2000, CAG auctions sold approximately 200,000 vehicles and generated $68 million (U.S. dollars) in revenue. The acquisition is subject to post-closing review by Canadian regulatory authorities. ADESA operates 28 additional vehicle auction facilities throughout the United States.

On May 31, 2000 ADESA Canada Inc. (ADESA Canada), a wholly owned subsidiary of ADESA, purchased the remaining 27 percent of Impact Auto Auctions Ltd. and Suburban Auto Parts Inc. (collectively, Impact Auto) from its partners. ADESA Canada acquired 20 percent of Impact Auto on October 1, 1995, 27 percent in March 1999 and another 26 percent in January 2000. Impact Auto is Canada's largest national salvage auction chain with 11 sites in 6 provinces. Impact Auto provides remarketing services to insurance companies for their "total loss" vehicles.

The May and June 2000 transactions described in the two preceding paragraphs had a combined purchase price of approximately $160 million. The Company will fund these transactions with proceeds from the sale of ACE Limited (ACE) shares and proceeds from the Company's securities portfolio.

Ref. Page 16. - Third Paragraph

In May 2000 Minnesota Power recorded a $30.4 million after-tax gain on the sale of its 4.7 million shares of ACE. Minnesota Power received the ACE shares and $25 million in cash in December 1999 when Capital Re Corporation (Capital Re) merged with ACE. The merger resulted in a $36.2 million after-tax non-cash charge the Company recorded in 1999. Prior to the merger, Minnesota Power owned
7.3 million shares, or 20 percent, of Capital Re. Minnesota Power has now sold its entire investment in ACE. The $127 million in proceeds from the sale of ACE shares and proceeds from the Company's securities portfolio will be used to fund the acquisitions of AFG and Impact Auto.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                      Minnesota Power, Inc.
                                                 -------------------------------
                                                          (Registrant)





June 20, 2000                                             D. G. Gartzke
                                                 -------------------------------
                                                          D. G. Gartzke
                                                 Senior Vice President - Finance
                                                   and Chief Financial Officer



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